UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 21, 2011 (November 15, 2011)

JINTAI MINING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333 - 168803	27-2987974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 48 Qiaodong Road, Sien Town, Huanjiang County Hechi City Guangxi Province, China	547100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86 778) 220-5911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Departure of Directors

On November 21, 2011, Jintai Mining Group, Inc. (the “Company”) announced that Suk Joo Sung, as a member of the Company’s Board of Directors, Compensation Committee, and Nominating and Governance Committee, and Cha Hwa Chong, as a member of the Company’s Board of Directors, and as a chairman of the Company’s Audit Committee, were removed from their positions with the Company. The removals without cause were effective as of November 15, 2011. The Company and Mr. Sung, and Mr. Chong, do not have any disagreements. Neither Mr. Sung nor Mr. Chong has furnished the Company with any written correspondence concerning the circumstances surrounding his removal,

Departure of Officer

The Company also announced that Danny T.N. Ho was removed without cause as Chief Operating Officer effective as of November 15, 2011. The employment agreement has been terminated. The Company and Mr. Ho do not have any disagreements.

A copy of the Press Release issued by the Company is attached hereto as Exhibit 99.3.

(2)

Exhibit

Number Description

99.3 Press Release dated November 21, 2011

(3)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2011	JINTAI MINING GROUP, INC.

By: /s/ Kuizhong Cai
Kuizhong Cai
Chairman of the Board of Directors